UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 16, 2022

ARTELO BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-199213	33-1220924
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Lomas Santa Fe, Suite 160, Solana Beach, CA USA	92075
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (858) 925-7049

_____________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ARTL	The Nasdaq Stock Market, LLC
Warrants	ARTLW	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Approval of Amended and Restated Bylaws

On September 16, 2022, the board of directors (the “Board”) of Artelo Biosciences, Inc., a Nevada corporation (the “Company,” “us,” or “our”), adopted amended and restated bylaws (such amended and restated bylaws, the “Bylaws”) to (i) establish a classified board of directors, divided into three classes, each of whose members will serve for staggered three year terms and (ii) implement advance notice provisions for director nominations or other business to be brought by a stockholder at a meeting of the Company’s stockholders.

The foregoing description of our Bylaws is qualified in its entirely by reference to our complete Bylaws, will be filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022.

Item 5.07 Submission of Matters to a Vote of Security Holders

Consistent with the vote of the stockholders at the Company’s 2022 Annual Meeting of Stockholders held on June 24, 2022, the board of directors of the Company adopted a policy on September 16, 2022 to include an advisory stockholder vote on the compensation of executives in its proxy materials every three years. This policy will remain in effect until the next stockholder vote on the frequency of stockholders votes on the compensation of executives, which is expected to be held at the Company’s 2028 annual meeting of stockholders.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTELO BIOSCIENCES, INC.

/s/ Gregory D. Gorgas
Gregory D. Gorgas
President & Chief Executive Officer

Date: September 16, 2022

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